Exhibit 5.1

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October 30, 2015

Del Taco Restaurants, Inc.

25521 Commercentre Drive

Lake Forest, CA 92630

Ladies and Gentlemen:

We have acted as counsel to Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, as amended (File Number 333-205467) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the sale thereunder of common stock of the Company, par value $0.0001 per share (the “Common Stock”). This opinion relates to the sale by certain stockholders (the “Selling Stockholders”) listed on Schedule I to the Underwriting Agreement (as defined below) of up to 3,877,818 shares (the “Shares”) of Common Stock (including up to 505,802 Shares subject to the Underwriters’ (as defined below) over-allotment option), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), Del Taco LLC, a California limited liability company, and the Selling Stockholders. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined the Registration Statement as it became effective under the Act; the prospectus dated July 15, 2015 (the “Base Prospectus”), as supplemented by the prospectus supplement dated October 26, 2015 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; and the Underwriting Agreement. We have also examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials, and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies. We have also assumed that upon sale and delivery of the Shares, the certificates representing such Shares will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of Shares in uncertificated form will have been duly made in the register of the Company. In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates referenced above.

Del Taco Restaurants, Inc.

October 30, 2015

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the effective date of the Registration Statement or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ MCDERMOTT WILL & EMERY LLP